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                                                                   Exhibit 10.56

                       EXCHANGE AND TERMINATION AGREEMENT

               Exchange and Termination Agreement, dated as of May 23, 1997 (the "Agreement"), by and among Clearview Cinema Group, Inc., a Delaware corporation (the "Company"), CMNY Capital II, L.P., a Delaware limited partnership ("CMNY"), CMCO, Inc., a New York corporation ("CMCO"), Robert G. Davidoff ("Davidoff" and, together with CMNY and CMCO, the "Warrantholders"), A. Dale Mayo, Brett E. Marks and Michael C. Rush.

               WHEREAS, the Warrantholders are holders of warrants (the "Warrants") to purchase from the Company, in the aggregate, 200 shares of its Common Stock, $.01 par value (the "Common Stock"), as set forth in more detail in Annex A attached hereto; and

               WHEREAS, the Company, CMNY, A. Dale Mayo, Brett E. Marks and Michael C. Rush are parties to an Investment and Stockholders Agreement, dated December 21, 1994, as amended (the "Investment Agreement"); and

               WHEREAS, pursuant to the Investment Agreement, CMNY has the right to sell, under certain conditions, 250 shares of Common Stock to the Company, and the Company has the right to purchase, under certain conditions, those same shares (the "Put/Call Rights"); and

               WHEREAS, the Company is contemplating an initial public offering (the "Offering") of shares of Common Stock, pursuant to a registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission on May 27, 1997; and

               WHEREAS, the proposed managing underwriter for the Offering has requested that, in connection with the Offering, the Investment Agreement be terminated and the parties thereto are willing to terminate the Investment Agreement in connection with the Offering; and

               WHEREAS, the Company and the Stockholders have discussed exchanging Warrants to purchase 162.50 shares of Common Stock for 110 shares of Common Stock in connection with the Offering.

               NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

               1. Exchange. In accordance with the table set forth in Annex B attached hereto, immediately prior to the consummation of the Offering, CMNY, CMCO and Davidoff shall exchange (the "Exchange") Warrants to purchase 162.50 shares of Common Stock, in the aggregate, for 110 shares of Common Stock, in the aggregate. At such time, (a) each Warrantholder shall deliver his or its Warrants to the Company, duly endorsed and otherwise in proper form for transfer to the Company, and (b) the Company shall deliver to such Warrantholder stock certificates for the shares of Common Stock to which such Warrantholder is entitled as set forth in Annex B attached hereto.


               2. Termination of the Investment Agreement. Effective as of immediately prior to the consummation of the Offering, all rights and obligations of the parties hereto under


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the Investment Agreement, including without limitation the Put/Call Rights, shall terminate and the Investment Agreement shall have no further force and effect.

               3. Stock Split. If, prior to the occurrence of the Exchange, the Company splits its Common Stock by means of a dividend of shares of Common Stock on its outstanding shares of Common Stock as described in the Registration Statement, then the number of shares of Common Stock to be issued in the Exchange shall be proportionately adjusted.

               4. Representations and Warranties.

               4.1 Each of the Warrantholders represents and warrants to the Company as follows:

                       a. Such Warrantholder is an "accredited investor" as defined under Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and is acquiring the shares of Common Stock to be received in the Exchange by him or it for such Warrantholder's own account, for investment and not with a view to, or for sale in connection with, any distribution thereof. Such Warrantholder has no present intention of distributing or reselling any of the shares of Common Stock that such Warrantholder receives in the Exchange.

                       b. Such Warrantholder, in making the decision to exchange Warrants for shares of Common Stock pursuant to this Agreement, has not relied upon any representations or warranties, express or implied, except for the representations and warranties expressly set forth in this Agreement; and such Warrantholder has been provided by the Company with such access to the books and records and personnel and other representatives of the Company and to such other information as such Warrantholder has requested in order to make an informed decision as to the advisability of participating in the Exchange.

               4.2 The Company represents and warrants to each of the Warrantholders as follows:

                       a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and adequate authority, rights and franchises to own its property and carry on its business as now being conducted and is now duly qualified and in good standing in each state or other jurisdiction in which the character of the properties owned by it therein or the conduct of its present business would make such qualification necessary and where failure to so qualify would have a materially adverse impact on the business or financial condition of the Company and its subsidiaries taken as a whole (a "Material

Adverse Affect"). The Company has the corporate power and adequate authority to enter into and perform this Agreement and to issue shares of Common Stock in the Exchange.

                       b. The shares of Common Stock to be issued in the Exchange, when so issued, will be validly issued, fully paid and non-assessable.


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                       c. The execution and delivery of this Agreement and the
performance of the provisions hereof have been duly authorized by the Company and do not require the consent or approval of any governmental body or other regulatory authority or any third party not yet obtained. All corporate action for the due execution and delivery of this Agreement and the performance of the Exchange and all other transactions contemplated hereby has been duly and validly taken. No right of any of the Company's stockholders or creditors is impaired or infringed upon by this Agreement. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

                       d. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                       (i) Constitute a violation of the Certificate of
               Incorporation or the By-laws of the Company, as of the date hereof or as amended as described in the Registration Statement;

                       (ii) Conflict with, result in a breach of, constitute a
               default (with or without notice and/or the lapse of time) under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel, any contract, lease, agreement, license, commitment or purchase order to which the Company or any of its properties is bound;

                       (iii) Constitute a violation of any statute, judgment,
               order, decree, regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Company or the business of the Company that could constitute a Material Adverse Effect; or

                       (iv) Result in (A) the acceleration of any debt or other
               obligation of the Company, (B) the creation of any lien, charge or other encumbrance upon any of the assets of the Company, or
               (C) the termination or cancellation or right to terminate or cancel any obligation owed to the Company.

               5. Registration Rights Agreement. CMCO and Davidoff shall execute, upon receipt of the stock certificates representing the shares of Common Stock received in the Exchange, an agreement, in the form attached hereto in Annex C, that provides that they shall be entitled to the benefits of and shall be subject to the obligations under the Registration Rights Agreement, dated as of May 23, 1997, by and among the Company and certain of its stockholders upon execution thereof.

               6. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Any changes in or additions to this Agreement may be made only upon the written consent of all parties hereto.

               7. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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               8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of Delaware without regard to any of its principles of conflicts of laws.

               9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Exchange and Termination Agreement as of the date first set forth above.



CLEARVIEW CINEMA GROUP, INC.



By:
      --------------------------                    ----------------------------
      A. Dale Mayo                                  Robert G. Davidoff
      President



                                                    ----------------------------
CMNY CAPITAL II, L.P.                               A. Dale Mayo



By:
      --------------------------                    ----------------------------
      Robert G. Davidoff                            Brett E. Marks
      General Partner



CMCO, INC.                                          ----------------------------
                                                    Michael C. Rush


By:
      ---------------------------
      Robert G. Davidoff
      Managing Director

           [Exhibits will be provided by the Company upon request.]